September 29, 1995



Lehman Brothers Funds, Inc.
3 World Financial Center
New York, NY 10285

Re:	Rule 24f-2 Notice


Gentlemen:

	In connection with the filing by Lehman Brothers Funds, Inc. (the "Company"), a Maryland corporation, of a Notice (the "Notice") pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended (the "1940 Act"), for the Company's fiscal year ended July 31, 1995, you have requested that the undersigned provide the necessary legal opinion as required by said Rule.

	In accordance with Rule 24f-2, the Company has registered an indefinite number of shares of common stock, par value $.001 per share, under the Securities Act of 1933 (the "1933 Act"). The purpose of the Notice is to make definite the registration of the following shares of each portfolio of the Company (collectively the "Shares") sold in reliance upon the Rule during the fiscal year ended July 31, 1995.

Daily Income Fund-Select Shares
3,904,923,625 shares

Daily Income Fund-CDSC Shares
74,550 shares

Municipal Income Fund-Select Shares
1,351,615,104 shares

Municipal Income Fund-CDSC Shares
0 shares

Lehman Selected Growth Stock Portfolio
1,317,909 shares



	I am the Associate General Counsel of The Shareholder Services Group, Inc., the Company's administrator, and in such capacity, from time to time and for certain purposes, provides legal counsel to the Company. I have examined copies of the Company's Articles of Incorporation, its By-Laws, resolutions adopted by its Board of Directors, and such other records and documents as I have deemed necessary for purposes of this opinion. Furthermore, I have examined a Certificate of the Treasurer of the Company to the effect that the Company received cash consideration for each of the Shares in accordance with the aforementioned charter documents and resolutions.

	On the basis of the foregoing, and assuming all of the Shares were sold in accordance with the terms of the Company's Prospectuses and Statements of Additional Information in effect at the time of the sale, I am of the opinion that the Shares were legally issued, fully paid and non-assessable. This opinion is for the limited purposes expressed above and should not be deemed to be an expression of opinion as to compliance with the 1933 Act, the 1940
Act or applicable state "blue sky" or securities laws in connection with the sales of the Shares.

	We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of the Company's Rule 24f-2 Notice.



							Very truly yours,

							/s/ Patricia L. Bickimer
							Patricia L. Bickimer
							Vice President and
							Associate General Counsel




lehman\retail\filings\24f2leg.doc

lehman\retail\filings\24f2leg.doc